Exhibit 99.2

First Quarter 2013 Conference Call May 9, 2013

Safe Harbor Statement Statements made in this presentation regarding American Public Education, Inc. or its subsidiaries, that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about American Public Education and the industry. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Forward-looking statements are sometimes identified by words such as “ anticipate ” , “believe”, “could", “estimate”, “expect”, “intend”, “may”, “should“, “will” and “would”. These forward-looking statements include, without limitation, statements on slide “First Quarter 2013 Outlook”, as well as statements regarding expected growth. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the various risks described in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the SEC, quarterly report on Form 10-Q for the three months ended March 31 2013 as filed with the SEC and in the Company’s other filings with the SEC The 31, SEC, Company s SEC. Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. LEARN. ADVANCE. LEAD. 2

First Quarter 2013 Highlights Continued Execution of LT Strategic Plan Expanding focus on relationships and referrals; programmatic emphasis on high-demand fields New Corporate and Other Relationships: Booz Allen Hamilton National Contract Management Association (NCMA) National Retail Federation Foundation (NRF) Several Chiefs of Police Associations ePress and other initiatives helped drive first quarter operating margin expansion Slightly lower bad debt expense as percent of revenue, compared to the prior year Recent new hires and promotions: Michael P. Miotto, Senior Vice President and CIO Richard Sunderland, Senior Vice President, Finance Net Course Registrations by Primary Funding Source Cash & Other 12% FSA/Title IV 35% VA 15% Military/TA 39% For three months ending March 31, 2013 Pay Type YTD 2013 Growth (y/y) FSA/Title IV 11% VA 33% Military/TA 5% Cash & Other -7% 3

upport “Growth” Quality Growth Strategy APUS is currently adopting an mapping all courses to the Lumina Foundation for Education’s Degree Qualifications Profile (DQP). APUS is adopting technology to make our websites, campus and classroom easily accessible by multiple devices. Faculty research grants designed to advance online higher education knowledge and practice in key discipline areas were recently awarded to 15 APUS faculty. APEI made an investment in Fidelis Education - a technology platform that assists service members and working adults in completing online university and college coursework. In 2013, 16 APUS students and alumni were selected as Finalists to the Presidential Management Fellows (PMF) program and APUS became the first online school approved to be a charter member of Phi Alpha Delta, an international law fraternity. 4

APEI’s 2013 Strategic Goals Leveraging Unique Strengths & Expanding Opportunities Expand Presence in Military & Civilian Communities Increasing focus on relationships and referrals Programmatic focus on high-demand fields Develop Operational Efficiencies & Innovative Technologies Expand ePress initiative to combat textbook inflation Optimize financial aid processing Advance academic and distance learning innovations Build New Relationships & Diversify Revenue Sources Corporations, associations, community colleges, and government agencies Expand international and corporate training opportunities Further develop “school as a service” offerings Corporate, Agencies & Professional Associations Universities & Community Colleges International Outreach Support Services Education Hosting Educational Vendors (eg: New Horizons) Non‐Degree Credentialing New Markets & Segments (eg: Corporate Training) 5

First Quarter 2013 Financial Highlights Initiatives Drive Margin Improvement Revenues increased 11% to $83.8 million, compared to the first quarter of 2012. Income from operations before interest income and income taxes increased 22% to $18.2 million, compared to the first quarter of 2012. Overall operating margins improved in the first quarter of 2013: Instructional costs as a percentage of revenue improved in the three months ended March 31, 2013 as a result of increased utilization of full-time faculty and improved textbook costs due to e-press initiatives. Selling and promotional expenses increased as a percent of revenue due in part to higher costs associated with online advertising as well as increased staff focused on strategic relationships. General and administrative expenses as a percentage of revenues decreased in part due to headcount growing at a slower rate than revenue. Bad debt expense declined to 4.3% of revenue, compared to 4.5% of revenue in the first quarter of 2013 and a high of 5.1% of revenue in the second quarter of 2012. Net income was $11.4 million or approximately $0.63 per diluted share. Cash and cash equivalents of $120.6 million with no long-term debt. 6

Second Quarter 2013 Outlook The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. Second Quarter 2013 Approximate Growth (y/y) Net course registration growth by new students -14% to -10% Net course registration growth 9% to 12% Revenue growth 10% to 13% Net income per diluted share $0.53 to $0.58 Adjusted net income per diluted share* $0.56 to $0.60 Financial Considerations: APEI believes net course registration growth in the second quarter was adversely impacted by the temporary suspension of tuition assistance programs by certain branches of the U.S. Military. * Adjusted net income per diluted share is a non‐GAAP number that excludes approximately $0.02 to $0.03 per diluted share in legal and financial due diligence expenses. The Company believes this adjusted measures is useful to investors as a supplement to, but not as a substitute for, GAAP measures in evaluating the Company's guidance, particularly when comparing to prior periods. 7

First Quarter 2013 Conference Call May 9, 2013